UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

MARATHON DIGITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 NE Third Avenue, Suite 1200 Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

ITEM 1.01 Entry into a Material Definitive Agreement

On March 14, 2024, MARA Garden City LLC, a Delaware limited liability company (“Buyer”) and a subsidiary of Marathon Digital Holdings, Inc., a Nevada corporation (the “Company” or the “Registrant”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with APLD – Rattlesnake Den I LLC, a Delaware limited liability company (“Seller”), pursuant to which Buyer will acquire Seller’s data center in Garden City, Texas (the “Data Center”) and assume the ground lease of the land on which the Data Center sits. The Company is currently a customer of the Data Center.

Pursuant to and subject to the terms of the Purchase Agreement, Buyer will purchase from Seller the Data Center and certain related property (collectively, the “Transaction”) for a base purchase price of approximately $87.3 million, subject to customary purchase price adjustments (the “Purchase Price”). Additionally, in connection with the closing of the Transaction (the “Closing”), Seller and the Company will terminate the existing Master Servicing Agreements governing the Company’s current use of the Data Center, and the Seller will be entitled to retain all security deposits posted by the Company thereunder.

The Purchase Agreement contains customary representations and warranties made by the parties, customary covenants and agreements, and customary post-Closing obligations of Seller, which have been guaranteed by Applied Digital Corporation, a Delaware corporation.

The Closing is subject to customary closing conditions, including the accuracy of each party’s representations and warranties, and each party’s compliance with or waiver of its covenants and agreements contained in the Purchase Agreement (in each case, subject to certain materiality and other exceptions). The Closing is not subject to any financing contingency.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The representations, warranties and covenants contained in the Purchase Agreement described above were made only for purposes of such agreement and as of the specified dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 8.01 Other Events

Press Release

On March 14, 2024, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1†	Purchase and Sale Agreement, dated as of March 14, 2024, by and between APLD – Rattlesnake Den I LLC, and MARA Garden City LLC
99.1	Press Release of Marathon Digital Holdings, Inc., dated as of March 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and Item 1.01, Instruction 4 of Form 8-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 18, 2024

MARATHON DIGITAL HOLDINGS, INC.

By:	/s/ Zabi Nowaid
Name:	Zabi Nowaid
Title:	General Counsel